UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
January 14, 2005

The Walt Disney Company

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-11605	95-4545390
(Commission File Number)	(IRS Employer Identification No.)

500 South Buena Vista Street Burbank, California (Address of principal executive offices)	91521 (Zip Code)

(818) 560-1000
(Registrant’s telephone number, including area code)

Not applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

     On January 14, 2005, John J. Garand, Executive Vice President, Planning and Control, of the Registrant, and in that capacity the Registrant’s principal accounting officer, formally notified the Registrant that he will retire from those roles effective February 11, 2005. The principal accounting officer of the Registrant, effective upon Mr. Garand’s retirement, will be Brent A. Woodford, who will become Senior Vice President, Planning and Control of the Registrant. Mr. Woodford, 42, is currently Senior Vice President, Corporate Controllership, and has held his current position since October 2003. Prior to that time, he was Vice President and Corporate Controller of Yum! Brands Inc. from April 2000 to October 2003 and Vice President Controller of Tricon Restaurants International (now Yum Restaurants International) from December 1997 to April 2000. Mr. Woodford is a certified public accountant and is currently a member of the Accounting Standards Executive Committee of the American Institute of Certified Public Accountants.

Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Walt Disney Company

By:	/s/ Roger J. Patterson
Roger J. Patterson
Vice President, Counsel

Dated: January 21, 2005